Exhibit 99.1

ITT Reports 2015 Fourth-Quarter and Full-Year Results, 2016 Guidance

Focus on strong execution and strategic advancement continues in 2016

2015 Full-Year GAAP Results:

  Revenue down 6% to $2.5 billion
  Operating income up 43%
  EPS increased to $3.44

2015 Full-Year Adjusted Results:

  Organic revenue down 1%
  Operating income flat, up 9% excluding foreign exchange
  EPS up 3% to $2.55, up 13% excluding foreign exchange

2016 Guidance

  Total revenue flat to down 4%, GAAP EPS in range of $1.72 to $2.11
  Adjusted segment operating margin expansion of 70-90 bps
  Adjusted EPS in the range of $2.42 to $2.68, flat at midpoint of $2.55

Quarterly Dividend Raised by 5% to $0.124

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--February 12, 2016--ITT Corporation (NYSE:ITT) today reported 2015 fourth-quarter and full-year financial results that reflected strong net operating productivity and effective cost containment in a challenging macroeconomic environment. The company also provided 2016 guidance.

On a GAAP basis, the company delivered revenue of $2.5 billion in 2015, reflecting a 6 percent decline, primarily due to the impact of unfavorable foreign exchange of $194 million. GAAP operating income increased 43 percent. Full-year GAAP EPS increased significantly to $3.44, compared with $2.03 in the prior year, primarily due to a $0.70 per share benefit associated with implementing a new single-firm asbestos strategy, in addition to the successful resolution of a federal tax audit.

On an adjusted basis, full-year organic revenue (defined as total revenue excluding foreign exchange, acquisition and divestiture impacts) decreased 1 percent, reflecting solid growth in global automotive brake pads that was offset by declines in the oil and gas and global general industrial markets, difficult prior-year comparisons in chemical and industrial pumps, and declines in aerospace.

While full-year adjusted operating income was flat, it was up 9 percent excluding $30 million of foreign exchange, reflecting strong net operating productivity and restructuring benefits, lower corporate costs and the impacts of the strategic acquisitions of Wolverine Advanced Materials and Hartzell Aerospace. These gains were partially offset by negative impacts from pricing and mix, operational disruption costs due to the relocation of certain connectors operations and the funding of strategic investments to fuel future organic growth.

2015 adjusted EPS, which excludes special items, increased 3 percent to $2.55, as strong adjusted operating results and a lower effective tax rate and share count were partially offset by unfavorable foreign exchange of $0.24. Adjusted EPS, excluding the negative impact from foreign exchange, grew 13 percent in 2015.

“In 2015, ITT collectively confronted a challenging macroeconomic environment that presented headwinds across a number of areas, including foreign exchange and oil and gas and industrial markets,” said ITT CEO and President Denise Ramos. “Given these persistent external challenges, our ITT team focused on key target areas that would help us drive progress, and as a result, we produced record adjusted operating margins of 12.8 percent by realizing strong benefits from improved productivity, the proactive restructuring of our operations, and cost controls and improved efficiency.

“In addition, ITT continued to deploy our capital in balanced and effective ways to both position us for long-term success and to provide significant returns of value to shareowners. Over the course of the year, we executed the acquisitions of Wolverine Advanced Materials and Hartzell Aerospace, made organic investments to expand our growing global friction business, completed $80 million in share repurchases and provided a solid dividend. In addition, we also continued to effectively manage our net asbestos liability, resulting in improved cash flow projections and a significant 16 percent reduction in the net liability in 2015.

“As we look ahead to 2016, we remain mindful of the ongoing volatility in the global macroeconomic environment and the impact these conditions will continue to have on our businesses. As a result, we will maintain our strong focus on managing those areas over which we have control by optimizing and aligning our businesses and their respective cost structures to drive enhanced long-term value for shareowners.”

2015 Fourth-Quarter Results

On a GAAP basis, the company delivered revenue of $667 million in the fourth quarter, reflecting a 1 percent increase. GAAP operating income increased 23 percent. Fourth-quarter GAAP EPS increased to $0.40, compared with $0.36 in the prior year.

On an adjusted basis, organic revenue increased 1 percent as strong growth in global automotive brake pads was partially offset by oil and gas market declines and global general industrial market weakness.

Adjusted operating income declined 4 percent as strong net operating productivity, restructuring benefits from proactive actions and lower corporate costs, including efficiencies and lower insurance and environmental costs, were more than offset by unfavorable impacts from pricing and foreign exchange, operational disruption costs due to the relocation of certain connectors operations and legal settlement-related impacts at Control Technologies. Adjusted operating income, excluding the negative $7 million impact of foreign exchange, increased 5 percent year-over-year.

Adjusted EPS decreased 2 percent to $0.58 as solid adjusted operating income gains and positive impacts of a lower share count were more than offset by the negative impact of foreign exchange and a higher effective tax rate. Adjusted EPS, excluding the negative $0.06 impact of foreign exchange, increased 8 percent in 2015.

2015 Fourth-Quarter Business Segment Results

All quarterly results are compared with the respective prior-year periods.

Industrial Process designs and manufactures industrial pumps and valves for the oil and gas, chemical, mining and industrial markets.

  GAAP revenue decreased 12 percent to $300 million. GAAP operating income increased 5 percent to $45 million.
  Organic revenue decreased 6 percent, reflecting strength in short-cycle baseline pumps and valves, due to solid backlog, offset by declines in project pumps as well as aftermarket sales due to the impact of delayed customer maintenance.
  Adjusted segment operating income decreased 13 percent to $40 million as strong net operating productivity, including restructuring benefits and cost containment actions, was more than offset by the negative impacts of pricing, volume, mix shift and $4 million of unfavorable foreign exchange.
  For the full-year 2015, Industrial Process expanded adjusted segment operating margins by approximately 230 basis points year-over-year, reflecting benefits from ongoing actions to optimize Industrial Process to better leverage previous investments, including reorganizing into three more focused verticals, which drives improved execution while lowering the structural cost base.

Motion Technologies designs and manufactures braking technologies and shock absorbers for the automotive and rail markets.

  GAAP revenue increased 35 percent to $212 million. GAAP operating income decreased 21 percent to 15 million, reflecting acquisition costs related to Wolverine Advanced Materials.
  Organic revenue increased 24 percent due to significant share gains and market growth in global automotive brake pads, as well as defense and Chinese rail shock absorbers.
  Adjusted segment operating income increased 24 percent to $26 million, reflecting higher volume and net operating productivity, and the acquisition of Wolverine Advanced Materials, which were partially offset by unfavorable impacts from pricing and foreign exchange.

Interconnect Solutions designs and manufactures connectors and interconnects for the oil and gas, industrial and transportation, and aerospace and defense markets.

  GAAP revenue decreased 6 percent to $85 million. GAAP operating income increased 171 percent to $5 million reflecting lower restructuring and realignment costs.
  Organic revenue declined 3 percent as strong defense program shipments were more than offset by weakness in the upstream oil and gas and general industrial connector markets.
  Adjusted segment operating income declined 57 percent to $5 million, as savings from restructuring initiatives and benefits from lower post-retirement costs were more than offset by impacts from operational disruptions due to the relocation of certain connectors operations and increased inventory and warranty-related costs.

Control Technologies designs and manufactures products including fuel management, actuation, and noise and energy absorption components for the aerospace and industrial markets, as well as aerospace environmental control system components.

  GAAP revenue decreased 3 percent to $71 million, and GAAP operating income decreased 88 percent to $2 million, reflecting higher restructuring costs.
  Organic revenue decreased 12 percent due to declines in the aerospace, defense and industrial markets.
  Adjusted segment operating income decreased 52 percent to $8 million, as net operating productivity and the impact of the Hartzell Aerospace acquisition were more than offset by lower volume, unfavorable mix shift, legal settlement-related impacts and increased development costs for a new long-term aerospace platform.

2016 Guidance

The company announced 2016 guidance with total revenue flat to down 4 percent, and GAAP EPS in 2016 is expected to be in the range of $1.72 to $2.11. From a total revenue perspective, global friction share gains and positive impacts from the acquisitions of Wolverine Advanced Materials and Hartzell Aerospace are expected to more than offset significant declines in the global oil and gas and chemical and industrial pump markets, reflecting the benefits of a diversified portfolio. Total revenue also reflects the negative impacts of price and foreign exchange.

The company expects to offset the top-line headwinds by delivering adjusted segment operating margin expansion of 70 to 90 basis points due to impacts from increased productivity and benefits from restructuring and footprint optimization actions. Adjusted EPS is expected to be in the range of $2.42 to $2.68 per share, which is flat at the midpoint and up 2 percent excluding the impact of foreign exchange compared to 2015.

The company plans to continue to return capital to shareowners through increasing its dividend by 5 percent to $0.124 per share.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9 a.m. ET to review performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's Web site: www.itt.com/investors and will be available on the website from two hours after the webcast until Friday, Feb. 26, 2016, at midnight.

For a reconciliation of GAAP to non-GAAP results, please click here.

All references to EPS are defined as diluted earnings per share from continuing operations.

About ITT

ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for the energy, transportation and industrial markets. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. Founded in 1920, ITT is headquartered in White Plains, N.Y., with employees in more than 35 countries and sales in a total of approximately 125 countries. The company generated 2015 revenues of $2.5 billion. For more information, visit www.itt.com.

Safe Harbor Statement

This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 (the “Act”). No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. All forward-looking statements included in this release are based on information available to us on the date hereof, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance.

We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Forward-looking statements in this release should be evaluated together with the risks and uncertainties that affect our business, particularly those mentioned in the Risk Factors section of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED INCOME STATEMENTS
(In millions, except per share)
(Unaudited)

	Three Months		Twelve Months
For the Periods Ended December 31,	2015	2014	2015	2014
Revenue	$666.8	$660.0	$2,485.6	$2,654.6
Costs of revenue	465.5	443.1	1,676.5	1,788.2
Gross Profit	201.3	216.9	809.1	866.4
Sales and marketing expenses	44.0	54.3	183.2	219.4
General and administrative expenses	71.5	83.8	258.3	300.1
Research and development expenses	23.7	20.2	78.9	76.6
Asbestos-related costs (benefit), net	8.3	14.7	(91.4)	3.9
Operating Income	53.8	43.9	380.1	266.4
Interest and non-operating expenses (income), net	0.3	2.1	(2.2)	4.4
Income from continuing operations before income tax expense	53.5	41.8	382.3	262.0
Income tax expense	17.1	7.9	70.1	71.3
Income from continuing operations	36.4	33.9	312.2	190.7
Income (loss) from discontinued operations, net of tax	0.1	0.3	39.4	(3.9)
Net Income	36.5	34.2	351.6	186.8
Less: (Loss) income attributable to noncontrolling interests	(0.2)	0.5	(0.2)	2.3
Net Income attributable to ITT Corporation	$36.7	$33.7	$351.8	$184.5
Amounts attributable to ITT Corporation:
Income from continuing operations, net of tax	$36.6	$33.4	$312.4	$188.4
Income (loss) from discontinued operations, net of tax	0.1	0.3	39.4	(3.9)
Net Income	$36.7	$33.7	$351.8	$184.5

Earnings (loss) per share attributable to ITT Corporation:
Basic:
Continuing operations	$0.40	$0.37	$3.48	$2.06
Discontinued operations	0.01	-	0.44	(0.04)
Net income	$0.41	$0.37	$3.92	$2.02

Diluted:
Continuing operations	$0.40	$0.36	$3.44	$2.03
Discontinued operations	0.01	-	0.44	(0.04)
Net income	$0.41	$0.36	$3.88	$1.99

Weighted average common shares - basic	89.5	91.4	89.8	91.5
Weighted average common shares - diluted	90.5	92.5	90.7	92.8

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	December 31,	December 31,
	2015	2014
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$415.7	$584.0
Receivables, net	584.9	500.1
Inventories, net	292.7	302.3
Other current assets	204.4	249.8
Total current assets	1,497.7	1,636.2
Plant, property and equipment, net	443.5	443.9
Goodwill	778.3	632.1
Other intangible assets, net	187.2	91.4
Asbestos-related assets	337.5	374.0
Deferred income taxes	326.1	304.1
Other non-current assets	153.3	149.8
Total non-current assets	2,225.9	1,995.3
Total assets	$3,723.6	$3,631.5
Liabilities and Shareholders' Equity
Current Liabilities:
Short-term loans and current maturities of long-term debt	$245.7	$1.5
Accounts payable	314.7	309.6
Accrued liabilities	392.7	464.3
Total current liabilities	953.1	775.4
Asbestos-related liabilities	954.8	1,116.6
Postretirement benefits	260.4	249.7
Other non-current liabilities	189.9	269.5
Total non-current liabilities	1,405.1	1,635.8
Total liabilities	$2,358.2	$2,411.2
Total ITT Corporation shareholders' equity	1,362.1	1,214.9
Noncontrolling interests	3.3	5.4
Total shareholders' equity	1,365.4	1,220.3
Total liabilities and shareholders' equity	$3,723.6	$3,631.5

Note: The balance sheet for 2015 reflects the prospective adoption of ASU 2015-17, which requires classification of all deferred taxes as noncurrent. The prior period was not retrospectively adjusted.

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

For the Twelve Months Ended December 31,	2015	2014
Operating Activities
Net income	$351.6	$186.8
Less: Income (loss) from discontinued operations	39.4	(3.9)
Less: (Loss) income attributable to noncontrolling interests	(0.2)	2.3
Income from continuing operations - ITT Corporation	312.4	188.4
Adjustments to income from continuing operations:
Depreciation and amortization	90.0	88.3
Equity-based compensation	15.7	14.0
Asbestos-related (benefit) costs, net	(91.4)	3.9
Asbestos-related payments, net	(24.6)	(3.9)
Deferred income taxes	25.6	(0.2)
Contributions to postretirement plans	(18.6)	(12.6)
Changes in assets and liabilities:
Change in receivables	(72.0)	(45.1)
Change in inventories	31.5	(3.1)
Change in accounts payable	11.0	(5.8)
Change in accrued expenses	(45.8)	(5.2)
Change in accrued income taxes	(7.4)	(10.4)
Other, net	3.3	36.4
Net Cash - Operating Activities	229.7	244.7
Investing Activities
Capital expenditures	(86.7)	(118.8)
Acquisitions, net of cash acquired	(351.0)	(2.8)
Purchases of investments	(140.1)	(165.4)
Maturities of investments	78.5	269.0
Proceeds from sale of disposed operations and other assets	9.5	3.7
Proceeds from insurance recovery	4.2	-
Other, net	0.1	(0.2)
Net Cash - Investing Activities	(485.5)	(14.5)
Financing Activities
Commercial paper, net borrowings (repayments)	94.5	(38.0)
Short-term revolving loans, issued	200.0	-
Short-term revolving loans, repaid	(50.0)	-
Long-term debt repaid	(3.6)	(1.7)
Repurchase of common stock	(84.0)	(60.2)
Proceeds from issuance of common stock	6.2	15.1
Dividends Paid	(42.8)	(40.7)
Excess tax benefit from equity compensation activity	3.4	10.4
Other, net	(3.3)	(1.5)
Net Cash - Financing Activities	120.4	(116.6)
Exchange rate effects on cash and cash equivalents	(31.6)	(31.2)
Net Cash – Discontinued operations	(1.3)	(5.7)
Net change in cash and cash equivalents	(168.3)	76.7
Cash and cash equivalents - beginning of year	584.0	507.3
Cash and cash equivalents - end of period	$415.7	$584.0

Key Performance Indicators and Non-GAAP Measures

Management reviews key performance indicators including revenue, segment operating income and margins, earnings per share, order growth, and backlog, among others. In addition, we consider certain supplemental measures to be useful to management and investors when evaluating our operating performance for the periods presented. These supplemental measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, dividends, acquisitions and share repurchases. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for measures determined in accordance with GAAP. Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and reflect how management evaluates our operating results and trends. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies to be key performance indicators for purposes of our reconciliation tables.

Organic Revenues and Organic Orders are defined as revenues and orders, excluding the impact of foreign currency fluctuations and acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for presentation as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for the current and prior periods.

Adjusted Operating Income, Adjusted Segment Operating Income and Adjusted Segment Operating Margin are defined as total operating income and segment operating income, adjusted to exclude special items that include, but are not limited to, restructuring and realignment costs, certain asset impairment charges, repositioning costs, certain acquisitions-related expenses, and other unusual or infrequent operating items. Special items represent significant charges or credits that impact the current results, which management views as unrelated to the Company's ongoing operations and performance. Adjusted segment operating margin is defined as adjusted segment operating income divided by total revenue.

Adjusted Income from Continuing Operations, Adjusted EPS and Adjusted EPS Guidance are defined as income from continuing operations attributable to ITT Corporation and income from continuing operations attributable to ITT Corporation per diluted share, adjusted to exclude special items that include, but are not limited to, asbestos-related costs, repositioning costs, restructuring and realignment costs, certain asset impairment charges, certain acquisition-related expenses, income tax settlements or adjustments, and other unusual and infrequent non-operating items. Special items represent significant charges or credits, on an after-tax basis, that impact current results.

Adjusted Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, adjusted for cash payments for restructuring and realignment actions, repositioning costs, net asbestos cash flows and other significant items that impact current results which management views as unrelated to the Company's ongoing operations and performance. Due to other financial obligations and commitments, including asbestos, the entire free cash flow may not be available for discretionary purposes.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Fourth Quarter 2015 & 2014
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B-C-D	(F) = E / A
			Change	% Change	Acquisition / Divestitures	FX Impact	Change	% Change
	3M 2015	3M 2014	2015 vs. 2014	2015 vs. 2014	3M 2015	3M 2015	Adj. 2015 vs. 2014	Adj. 2015 vs. 2014

Revenues

ITT Corporation - Consolidated	666.8	660.0	6.8	1.0%	41.8	(40.1)	5.1	0.8%

Industrial Process	300.1	340.7	(40.6)	(11.9%)	0.0	(19.8)	(20.8)	(6.1%)
Motion Technologies	211.7	156.6	55.1	35.2%	34.9	(16.9)	37.1	23.7%
Interconnect Solutions	85.1	90.7	(5.6)	(6.2%)	0.0	(3.1)	(2.5)	(2.8%)
Control Technologies	71.1	73.2	(2.1)	(2.9%)	6.9	(0.2)	(8.8)	(12.0%)

Orders

Total Segment Orders	606.3	622.2	(15.9)	(2.6%)	51.7	(31.2)	(36.4)	(5.9%)

Industrial Process	233.7	300.4	(66.7)	(22.2%)	0.0	(11.1)	(55.6)	(18.5%)
Motion Technologies	218.7	159.6	59.1	37.0%	40.1	(16.7)	35.7	22.4%
Interconnect Solutions	74.7	93.8	(19.1)	(20.4%)	0.0	(3.0)	(16.1)	(17.2%)
Control Technologies	80.2	69.9	10.3	14.7%	11.6	(0.2)	(1.1)	(1.6%)

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Full Year 2015 & 2014
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B-C-D	(F) = E / A
			Change	% Change	Acquisition / Divestitures	FX Impact	Change	% Change
	12M 2015	12M 2014	2015 vs. 2014	2015 vs. 2014	12M 2015	12M 2015	Adj. 2015 vs. 2014	Adj. 2015 vs.2014

Revenues

ITT Corporation - Consolidated	2,485.6	2,654.6	(169.0)	(6.4%)	57.7	(193.8)	(32.9)	(1.2%)

Industrial Process	1,113.8	1,208.3	(94.5)	(7.8%)	0.1	(65.0)	(29.6)	(2.4%)
Motion Technologies	767.2	769.4	(2.2)	(0.3%)	34.9	(106.8)	69.7	9.1%
Interconnect Solutions	328.1	392.8	(64.7)	(16.5%)	0.0	(20.3)	(44.4)	(11.3%)
Control Technologies	281.2	290.5	(9.3)	(3.2%)	22.7	(1.7)	(30.3)	(10.4%)

Orders

Total Segment Orders	2,330.6	2,683.0	(352.4)	(13.1%)	67.4	(189.6)	(230.2)	(8.6%)

Industrial Process	936.7	1,214.2	(277.5)	(22.9%)	0.1	(57.8)	(219.8)	(18.1%)
Motion Technologies	780.0	797.0	(17.0)	(2.1%)	40.1	(110.0)	52.9	6.6%
Interconnect Solutions	324.3	388.4	(64.1)	(16.5%)	0.0	(20.0)	(44.1)	(11.4%)
Control Technologies	294.3	289.2	5.1	1.8%	27.2	(1.8)	(20.3)	(7.0%)

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Corporation Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
Fourth Quarter 2015 & 2014
(In Millions)

	3M 2015	3M 2015		3M 2015	3M 2014	3M 2014		3M 2014	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2015 vs. 2014		As Adjusted 2015 vs. 2014

Revenue:
Industrial Process	300.1			300.1	340.7			340.7	(11.9%)		(11.9%)
Motion Technologies	211.7			211.7	156.6			156.6	35.2%		35.2%
Interconnect Solutions	85.1			85.1	90.7			90.7	(6.2%)		(6.2%)
Control Technologies	71.1			71.1	73.2			73.2	(2.9%)		(2.9%)
Intersegment eliminations	(1.2)			(1.2)	(1.2)			(1.2)
Total Revenue	666.8			666.8	660.0			660.0	1.0%		1.0%

Operating Margin:
Industrial Process	15.1%	(180)	BP	13.3%	12.7%	70	BP	13.4%	240	BP	(10)	BP
Motion Technologies	7.3%	520	BP	12.5%	12.5%	110	BP	13.6%	(520)	BP	(110)	BP
Interconnect Solutions	5.4%	20	BP	5.6%	1.9%	1,030	BP	12.2%	350	BP	(660)	BP
Control Technologies	2.7%	810	BP	10.8%	22.0%	-	BP	22.0%	(1,930)	BP	(1,120)	BP
Total Operating Segments	10.1%	170	BP	11.8%	12.2%	210	BP	14.3%	(210)	BP	(250)	BP

Income (loss):
Industrial Process	45.3	(5.5)		39.8	43.2	2.4		45.6	4.9%		(12.7%)
Motion Technologies	15.4	11.0		26.4	19.5	1.8		21.3	(21.0%)		23.9%
Interconnect Solutions	4.6	0.2		4.8	1.7	9.4		11.1	170.6%		(56.8%)
Control Technologies	1.9	5.8		7.7	16.1	-		16.1	(88.2%)		(52.2%)
Total Segment Operating Income	67.2	11.5		78.7	80.5	13.6		94.1	(16.5%)		(16.4%)

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, restructuring and realignment costs, certain asset impairment charges, repositioning costs, certain acquisition-related expenses, and other unusual or infrequent operating items.

ITT Corporation Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
Full Year 2015 & 2014
(In Millions)

	12M 2015	12M 2015		12M 2015	12M 2014	12M 2014		12M 2014	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2015 vs. 2014		As Adjusted 2015 vs. 2014

Revenue:
Industrial Process	1,113.8			1,113.8	1,208.3			1,208.3	(7.8%)		(7.8%)
Motion Technologies	767.2			767.2	769.4			769.4	(0.3%)		(0.3%)
Interconnect Solutions	328.1			328.1	392.8			392.8	(16.5%)		(16.5%)
Control Technologies	281.2			281.2	290.5			290.5	(3.2%)		(3.2%)
Intersegment eliminations	(4.7)			(4.7)	(6.4)			(6.4)
Total Revenue	2,485.6			2,485.6	2,654.6			2,654.6	(6.4%)		(6.4%)

Operating Margin:
Industrial Process	12.7%	40	BP	13.1%	10.3%	50	BP	10.8%	240	BP	230	BP
Motion Technologies	16.5%	170	BP	18.2%	17.0%	30	BP	17.3%	(50)	BP	90	BP
Interconnect Solutions	3.7%	210	BP	5.8%	5.7%	760	BP	13.3%	(200)	BP	(750)	BP
Control Technologies	15.1%	260	BP	17.7%	21.9%	-	BP	21.9%	(680)	BP	(420)	BP
Total Operating Segments	13.0%	130	BP	14.3%	12.8%	150	BP	14.3%	20	BP	-	BP

Income (loss):
Industrial Process	141.2	4.7		145.9	123.9	6.5		130.4	14.0%		11.9%
Motion Technologies	126.4	13.1		139.5	130.9	2.1		133.0	(3.4%)		4.9%
Interconnect Solutions	12.2	6.7		18.9	22.2	30.0		52.2	(45.0%)		(63.8%)
Control Technologies	42.4	7.5		49.9	63.5	-		63.5	(33.2%)		(21.4%)
Total Segment Operating Income	322.2	32.0		354.2	340.5	38.6		379.1	(5.4%)		(6.6%)

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, restructuring and realignment costs, certain asset impairment charges, repositioning costs, certain acquisition-related expenses, and other unusual or infrequent operating items.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Fourth Quarter 2015 & 2014
(In Millions, except per share amounts)

										Percent Change
	Q4 2015	Non-GAAP		Q4 2015	Q4 2014	Non-GAAP		Q4 2014	2015 vs. 2014	2015 vs. 2014
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	67.2	11.5	#A	78.7	80.5	13.6	#A	94.1

Corporate (Expense)	(13.4)	6.3	#B	(7.1)	(36.6)	17.4	#B	(19.2)

Operating Income	53.8	17.8		71.6	43.9	31.0		74.9

Interest Income (Expense)	0.2	(1.0)	#C	(0.8)	(0.7)	-		(0.7)
Other Income (Expense)	(0.5)	-		(0.5)	(1.4)	-		(1.4)

Income from Continuing Operations before Tax	53.5	16.8		70.3	41.8	31.0		72.8

Income Tax Benefit (Expense)	(17.1)	(0.7)	#D	(17.8)	(7.9)	(10.1)	#D	(18.0)

Income from Continuing Operations	36.4	16.1		52.5	33.9	20.9		54.8

Less: Non Controlling Interest	(0.2)	-		(0.2)	0.5	-		0.5

Income from Continuing Operations - ITT Corporation	36.6	16.1		52.7	33.4	20.9		54.3

EPS from Continuing Operations	0.40	0.18		0.58	0.36	0.23		0.59	(0.01)	(1.7%)

#A	-	2015 segment operating income includes restructuring and realignment costs ($7.0M), and costs related to a 2015 acquisition ($11.5M), offset by adjustment to reserves established in purchase accounting for the Bornemann acquisition ($6.7M) and other ($0.3M).
#A	-	2014 segment operating income includes restructuring and realignment costs ($10.9M) and certain costs associated with the Venezuela currency devaluation ($2.7M).
#B	-	2015 corporate (expense) includes income of ($3.2M) related to an environmental insurance receivable offset by ($1.2M) franchise tax audit and net asbestos related expense of ($8.3M).
Note: ($8.3M) net asbestos related expense includes adjustment to maintain 10 year accrual ($16.0M), and ($7.7M) favorable settlement agreement.
#B	-	2014 corporate (expense) includes repositioning, re-alignment and restructuring costs ($2.7M); net asbestos related expense ($14.7M).
Note: ($14.7M) net asbestos related expense includes ($16.9M) adjustment to maintain 10 year accrual and ($2.2M) favorable settlement agreement.
#C	-	2015 interest income related to update in uncertain tax position principally due to favorable resolution of IRS Audit.
#D	-	2015 includes various tax-related special items including tax expense related to change in valuation allowance ($7.2M) and tax on undistributed foreign earnings ($3.4M), offset by the tax benefit of other operating special items ($9.9M).
#D	-	2014 includes various tax-related special items including tax benefit resulting from decrease in tax liability for undistributed foreign earnings ($2.6M) and tax benefit for operating special items ($9.5M).

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Full Year 2015 & 2014
(In Millions, except per share amounts)

										Percent Change
	FY 2015	Non-GAAP		FY 2015	FY 2014	Non-GAAP		FY 2014	2015 vs. 2014	2015 vs. 2014
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	322.2	32.0	#A	354.2	340.5	38.6	#A	379.1

Corporate (Expense)	57.9	(93.0)	#B	(35.1)	(74.1)	14.4	#B	(59.7)

Operating Income	380.1	(61.0)		319.1	266.4	53.0		319.4

Interest Income (Expense)	2.5	(5.2)	#C	(2.7)	(1.5)	-		(1.5)
Other Income (Expense)	(0.3)	(1.6)	#D	(1.9)	(2.9)	-		(2.9)

Income from Continuing Operations before Tax	382.3	(67.8)		314.5	262.0	53.0		315.0

Income Tax Benefit (Expense)	(70.1)	(12.9)	#E	(83.0)	(71.3)	(12.6)	#E	(83.9)

Income from Continuing Operations	312.2	(80.7)		231.5	190.7	40.4		231.1

Less: Non Controlling Interest	(0.2)	-		(0.2)	2.3	-		2.3

Income from Continuing Operations - ITT Corporation	312.4	(80.7)		231.7	188.4	40.4		228.8

EPS from Continuing Operations	3.44	(0.89)		2.55	2.03	0.44		2.47	0.08	3.2%

Note: Amounts may not calculate due to rounding.

#A	-

2015 segment operating income includes restructuring and realignment costs ($26.2M), and costs related to 2015 acquisitions ($14.5M), offset by adjustment to reserves established in purchase accounting for the Bornemann acquisition ($6.7M) and contract loss in Venezuela ($2.0M).

#A	-	2014 segment operating income includes restructuring and realignment costs ($35.9M) and certain costs associated with the Venezuela currency devaluation ($2.7M).
#B	-

2015 corporate income includes repositioning and restructuring costs ($0.4M), franchise tax audit ($1.2M) offset by income of ($3.2M) related to an environmental insurance receivable and net asbestos related income of ($91.4M).

Note: ($91.4M) net asbestos related income includes ($100.7M) for favorable defense counsel realignment and ($44.8M) for the annual measurement, ($8.9M) for a favorable settlement agreement and ($63.0M) asbestos related expense.
#B	-	2014 corporate (expense) includes repositioning, realignment and restructuring costs ($10.5M); net asbestos related expense ($3.9M).
Note: ($3.9M) net asbestos related expense includes ($64.9M) adjustment to maintain 10-year accrual, ($58.8M) remeasurement income and ($2.2M) favorable settlement agreement.
#C	-	2015 interest income for change in uncertain tax position principally due to favorable resolution of IRS Audit
#D	-	2015 other income related to recognition of receivable entitled under the Tax Matters Agreement.
#E	-

2015 includes various tax-related special items including tax benefit related to change in uncertain tax positions ($15.1M), audit settlements ($7.0M), release of valuation allowance ($7.3M), tax benefit resulting from decrease in tax liability for undistributed foreign earnings ($7.4M), offset by the tax expense of other operating special items ($24.3M).

#E	-

2014 includes various tax-related special items including tax expense related to change in valuation allowance ($2.5M), state tax rate changes ($2.5M), offset by the tax benefit resulting from the tax-basis step-up in Italy ($2.2M) and tax benefit of other operating special items ($16.4M).

ITT Corporation Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Adjusted Free Cash Flow Conversion
Full Year 2015 & 2014
(In Millions)

	12M 2015	12M 2014

Net Cash - Operating Activities	229.7	244.7

Capital Expenditures	86.7	118.8

Free Cash Flow	143.0	125.9

Repositioning & Realignment Related Cash Payments, including Capex	2.9	24.6

Restructuring Cash Payments	24.4	18.6

Asbestos Cash Payments, net	24.6	3.9

Discretionary Pension Contributions, net of tax	4.7	-

Adjusted Free Cash Flow	199.6	173.0

Income from Continuing Operations - ITT Corporation	312.4	188.4

Special Items	(80.7)	40.4

Income from Continuing Operations - ITT Corporation, Excluding
Special Items	231.7	228.8

Adjusted Free Cash Flow Conversion	86.1%	75.6%

ITT Corporation Non-GAAP Reconciliation
GAAP vs. Adjusted EPS Guidance
Full Year 2016

	2016 Full-Year Guidance
	Low	High

EPS from Continuing Operations - GAAP	$1.72	$2.11

Estimated Asbestos Costs to Maintain 10-Year Accrual, Net of Tax	0.45	0.41

	$2.17	$2.52

Estimated Restructuring and Realignment Costs, Net of Tax	0.25	0.16

EPS from Continuing Operations - Adjusted	$2.42	$2.68

CONTACT:
ITT Corporation
Investors:
Melissa Trombetta, +1 914-641-2030
melissa.trombetta@itt.com
or
Media:
Kathleen Bark, +1 914-641-2103
kathleen.bark@itt.com